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                       N E W S   R E L E A S E

For Immediate Release

Contact:  HemaCare Corporation
          JoAnn Stover, Director of Investor Relations
          877-310-0717
          www.hemacare.com

                       HEMACARE ANNOUNCES 2002
            FOURTH QUARTER AND YEAR END FINANCIAL RESULTS

     WOODLAND HILLS, CA (March 13, 2003) - HemaCare Corporation (NASD
OTC: HEMA) reported today that in the fourth quarter ended December 31, 2002, revenues grew 14% to $7.4 million from $6.5 million in the same period of the 2001. Net income for the quarter was $28,000, or $0.00 per share basic and diluted, compared to a net loss of $54,000, or $0.01 per share basic and diluted, during the fourth quarter of 2001. Greater than normal employee vacation days in the fourth quarter lowered costs and helped balance effects of the holiday season on donor availability.

     For the year, 2002 revenues increased 10% to $27.8 million from $25.2 million in 2001, while net earnings declined to a loss of $591,000, or $0.08 per share basic and diluted, compared to earnings of $323,000, or $0.04 per share basic and diluted, in the prior year. Results in 2002 were constrained by start-up investment at five new blood management programs, inefficiencies as the expansion moved ahead of staffing and systems capacity, some unprofitable contracts, the write-off of goodwill associated with the 1999 Coral Blood
Services acquisition ($362,000), severance for the former chief executive officer ($247,000) and growing expenses associated with overhead, including funding for the now settled antitrust litigation against the American Red Cross ($285,000).

     Under California law, 2002 was the last year that HemaCare could operate its paid donor platelet program in the state. This was the Company's only paid donor program and it was converted to a volunteer format on January 1, 2003. Based on January and February 2003 results, it is anticipated that the volunteer platelet program will be able to operate at about 75% of the 2002 collection volume. Staffing and other related expense have been reduced to reflect this change.

     As announced earlier, the Company's chief focus for 2003 is the return to consistently profitable operations by the end of the year. A range of initiatives will contribute to this goal, including the re-pricing of unprofitable contracts upon renewal, programs to improve donor recruitment, particularly at the newer locations, and a
sharpened  focus  on  costs.   In addition,  each  of  the  Company's

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

programs has been assigned defined schedules for profit contribution. As a result, management currently expects earnings per share to be near breakeven or modestly profitable in the first two quarters and to be clearly positive throughout the second half. Double digit revenue growth is expected in 2003.

     Commenting on the Company's performance, President and Chief Executive Officer Judi Irving stated, "This was the first profitable quarter since the third quarter of 2001. It is consistent with our near term goal to emerge from 2003 with a solidly profitable company that can grow in 2004 and beyond. In addition to maintaining our historically high quality standards and insuring that every dollar is spent in the most productive way, our path to realizing this objective is through more effective donor recruitment. We are working to optimize our recruiting processes and strengthen our recruitment skills. Besides increasing revenue, added collections will improve HemaCare's operational efficiency and profit margins. We are also concentrating on continuing the early success of our new California volunteer platelet program."

     HemaCare will be holding an interactive investor conference call on Thursday, March 13, 2003 at 4:00 pm (Eastern Time). Jay Steffenhagen, Chairman, Judi Irving, President and CEO, and David Fractor, CFO, will review fourth quarter and fiscal 2002 financial results. To participate in the call, please call 800-309-8563 and ask to join HemaCare's fourth quarter earnings conference call. A recording will be available immediately following the call through midnight, March 27, 2003 that can be replayed by calling 800-642-1687, ID number 8909606. A webcast of the conference call will also be available via our website (www.hemacare.com) as well as through Street Events (www.streetevents.com) and going to the Individual Investor Center.

                     About HemaCare Corporation

Founded in 1978, HemaCare Corporation is a provider of blood products and services and the only publicly traded company engaged in the blood services industry in the U.S. HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks. The Company focuses on providing cost effective, high quality solutions to the blood-related needs of U.S. hospitals and medical centers.

This press release contains "forward-looking statements" within the meaning of the term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Exchange Act of 1933, as
amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Additional written or oral forward-looking statements may be made by the company from time to time in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined the forward-looking statements contained herein.

                      (Financial Table Follows)

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

                         HemaCare Corporation
                    Condensed Consolidated Data
                 (In Thousands Except Per Share Data)

                       Statements of Operations


		             Three Months Ended                   Year Ended
		                  December 31, 		          December 31,
                              2002	     2001	     2002	      2001
		          (Unaudited)     (Unaudited)
                         -------------   --------------  --------------  ---------------

Revenues 		 $7,375 	 $6,464 	 $27,817 	 $25,199
                         =======         =======         ========        ========

Income before income
 taxes                   $   35 	 $  (85)         $  (742)        $   513
                         =======         =======         ========        ========

Net (loss) income 	 $   28          $  (54)         $  (591)        $   323
                         =======         =======         ========        ========

(Loss) income per share
  Basic	                 $ 0.00          $(0.01)	 $ (0.08)        $  0.04
                         =======         =======         ========        ========

  Diluted	         $ 0.00          $(0.01)         $ (0.08)        $  0.04
                         =======         =======         ========        ========

Weighted average shares
 outstanding:
   Basic 	          7,751           7,590            7,673           7,534
		         =======         =======         ========        ========

   Diluted                7,764           7,590            7,673           8,298
                         =======         =======         ========        ========

                                  Balance Sheets

				    December 31,        December 31,
               				 2002		    2001
                                    --------------    ----------------

Assets

 Cash  				    $  1,048           $  1,025
 Other current assets 	               6,424              6,851
 Non-current assets 	               5,983              5,206
                                    ---------          ---------
 Total assets 			    $ 13,455 	       $ 13,082
                                    =========          =========

 Liabilities and Shareholders' Equity

 Current liabilities 		    $  3,998           $  3,830
 Long-term liabilities 	               1,370                825
 Shareholders' equity                  8,087              8,427
                                    ---------          ---------
Total Liabilities and
  Shareholders' equity 		    $ 13,455           $ 13,082
                                    =========          =========

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